Exhibit (h)(124)

June 9, 2017

Mr. Douglas Laird

Janus Services LLC

151 Detroit Street

Denver, Colorado 80206

Dear Mr. Laird:

Attached is revised Appendix A to the Amended and Restated Transfer Agency Agreement dated June 18, 2002, as is further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Services LLC (“Janus Services”). The purpose of the revision is to reflect the termination of Janus Emerging Markets Fund, effective on or about June 9, 2017.

Pursuant to Section 9 of the Agreement, the Trust hereby requests that Janus Services acknowledge its acceptance of the terms contained in the revised Appendix.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND

By:	/s/ Kathryn Santoro
Kathryn Santoro
Vice President, Chief Legal Counsel and Secretary

JANUS SERVICES LLC

By:	/s/ Douglas Laird
Douglas Laird
President

Revised effective as of June 9, 2017

APPENDIX A

Janus Henderson Adaptive Global Allocation Fund

Janus Henderson All Asset Fund

Janus Henderson Asia Equity Fund

Janus Henderson Balanced Fund

Janus Henderson Contrarian Fund

Janus Henderson Diversified Alternatives Fund

Janus Henderson Dividend & Income Builder Fund

Janus Henderson Emerging Markets Fund

Janus Henderson Emerging Markets Managed Volatility Fund

Janus Henderson Enterprise Fund

Janus Henderson European Focus Fund

Janus Henderson Flexible Bond Fund

Janus Henderson Forty Fund

Janus Henderson Global Allocation Fund – Conservative

Janus Henderson Global Allocation Fund – Growth

Janus Henderson Global Allocation Fund – Moderate

Janus Henderson Global Bond Fund

Janus Henderson Global Equity Income Fund

Janus Henderson Global Income Managed Volatility Fund

Janus Henderson Global Life Sciences Fund

Janus Henderson Global Real Estate Fund

Janus Henderson Global Research Fund

Janus Henderson Global Select Fund

Janus Henderson Global Technology Fund

Janus Henderson Global Unconstrained Bond Fund

Janus Henderson Global Value Fund

Janus Henderson Government Money Market Fund

Janus Henderson Growth and Income Fund

Janus Henderson High-Yield Fund

Janus Henderson International Long/Short Equity Fund

Janus Henderson International Managed Volatility Fund

Janus Henderson International Opportunities Fund

Janus Henderson International Small Cap Fund

Janus Henderson International Value Fund

Janus Henderson Large Cap Value Fund

Janus Henderson Mid Cap Value Fund

Janus Henderson Money Market Fund

Janus Henderson Multi-Sector Income Fund

Janus Henderson Overseas Fund

Janus Henderson Real Return Fund

Janus Henderson Research Fund

Janus Henderson Select Value Fund

Janus Henderson Short-Term Bond Fund

Janus Henderson Small Cap Value Fund

Janus Henderson Strategic Income Fund

Janus Henderson Triton Fund

Janus Henderson U.S. Core Fund

Janus Henderson U.S. Growth Opportunities Fund

Janus Henderson U.S. Managed Volatility Fund

Janus Henderson Value Plus Income Fund

Janus Henderson Venture Fund